Exhibit 99.1

FOR IMMEDIATE RELEASE
September 7, 2004

CHAMPION ACQUIRES SYSCAN CORPORATION

     Huntington, WV- — Champion Industries, Inc. (NASDAQ/CHMP) today announced that it has purchased all the stock of Syscan Corporation headquartered in Charleston, WV. Syscan is a nationally recognized Gold and Silver Medal winner with the National Association of Printing Lithographers. The acquisition is an all cash purchase with a contingent earn-out feature.

     Syscan was founded in 1959 as a West Virginia manufacturer under the name “West Virginia Business Forms, Inc.” The name was changed in 1987 to reflect the addition of a broad array of products and services and an expanded geographic market. The Company is now a regional, market-driven systems provider of integrated business products, administrative services and innovative procurement solutions that include its enterprise resource electronic catalog. Its geographic markets include West Virginia, northern Virginia, Pennsylvania and central and eastern Kentucky.

     Marshall T. Reynolds, Chairman of the Board and Chief Executive Officer of Champion, said, “Syscan has won many national awards as a Corporate Supplier because of their supply chain solutions and the way they reduce their customers’ procurement costs. Bringing their capabilities in mailing and fulfillment with their electronic catalog systems into Champion will provide us an opportunity to drive industry leading value for future growth to our customers nationwide. This acquisition should bring enormous synergies to many of our markets. I have always thought Bill Williams was one of the top young business men in our state and we are looking forward to having him on our team. We expect this acquisition to generate substantial earnings before interest, taxes, depreciation and amortization (EBITDA) to Champion.”

     Syscan Chairman/CEO, Bill Williams, said “In the end, companies can only grow as fast as the markets they are in. Champion is located in several of the top 50 growth markets and pooling our production and technology resources together will provide better opportunities for our employees and our customers. This acquisition makes sense to all stakeholders. It is expected to be accretive to earnings for Champion shareholders, add significant value to our customers and still be a West Virginia company committed to the communities we serve on a national basis.” Williams will join Champion as a Vice President responsible for market profitability and strategic planning.

     Mr. Reynolds concluded, “I don’t feel we could have found another acquisition in the world that would bring the level of synergies and overlap between our operations and another company. It is a perfect fit. I am personally excited about the enhanced level of service our customers will receive from the combined companies.”

     Champion Industries, whose stock is traded on the NASDAQ National Market under the symbol CHMP, had sales of $122.2 million in its most recent fiscal year. Syscan Corporation had sales in excess of $13.0 million in its most recent fiscal year.

     Champion is a commercial printer, business forms manufacturer and office products and office furniture supplier in regional markets east of the Mississippi. Champion serves its customers through the following companies/divisions: Chapman Printing (West Virginia and Kentucky), Stationers, Champion Clarksburg, Capitol Business Interiors, Garrison Brewer, Carolina Cut Sheets, U.S. Tag and Champion Morgantown (West Virginia), The Merten Company (Ohio), Smith & Butterfield (Indiana and Kentucky), Bourque Printing, Upton Printing, Transdata Systems and Diez Business Machines (Louisiana), Dallas Printing (Mississippi), Interform Solutions and Consolidated Graphic Communications (Pennsylvania, New York and New Jersey), Donihe Graphics (Tennessee) and Blue Ridge Printing (North Carolina and Tennessee).

     Certain Statements contained in the release, including without limitation statements including the word “believes”, “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Contact: Todd R. Fry, Chief Financial Officer at 304-528-5492